Athene Annuity and Life Company

Single Purchase Payment Index- Linked Deferred

Annuity Contract

•	Periodic income commencing on Annuity Date.

•	Contract Value may increase or decrease depending on the index experience of the Segment Options selected.

•	Non-Participating.

Exhibit 4.1

Athene Annuity and Life Company will make the payments and provide the benefits described in this Contract in consideration for the payment by the Owner of the Purchase Payments when due.

The Company will pay the Death Benefit to the Beneficiary as provided in this Contract if: (1) any Owner dies prior to the Annuity Date, or (2) any Owner is a non-natural person and any Annuitant dies prior to the Annuity Date.

This is a legal contract between the Owner and Athene Annuity and Life Company.

Please read Your Contract carefully. It includes the provisions both on the pages within and on any Riders or Endorsements which are attached. If You, as the Owner, are not satisfied with Your Contract, You may return it to the Company or to the financial professional from whom Your Contract was purchased within {20} days following its receipt, and the Purchase Payment paid, less any Withdrawals, will be refunded, and Your Contract will be cancelled. This is referred to as the “Right to Cancel Period”.

Grant Kvalheim President	Erik H. Askelsen Secretary

Administrative Office:	Home Office:
Mail Processing Center P.O. Box 1555	7700 Mills Civic Pkwy West Des Moines, IA 50266-3862

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Athene Annuity and Life Company

Des Moines, IA 50306-1555

                                   (888) 266-8489

(888) 266-8489

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For information, or to make a complaint regarding Your Contract, call: {1-888-266-8489}

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1.	Definitions

In addition to the terms defined throughout this Contract, the following terms have the respective meanings described in this section:

Administrative Office

Our Administrative Office is shown on the front of this Contract. We may change Our Administrative Office by notifying You in writing.

Annuitant, Joint Annuitant

The Annuitant is the natural person named on the Contract Schedule. The Annuitant is the person whose life determines the annuity payments made under Your Contract. We will allow You to name two natural persons on the application to serve as Joint Annuitants. If there is a Joint Annuitant, the Joint Annuitant must be the Annuitant’s spouse.

Annuity Date

The Annuity Date is the date on which annuity payments will begin. The Annuity Date is the date shown on the Contract Schedule and is the Contract Anniversary on or first following the later of the Annuitant’s age 95, or the 10th Contract Anniversary, unless modified by any Rider or Endorsement. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by Notice provided to Us. The revised Annuity Date must be at least 10 days after our receipt of Your Notice.

Beneficiary(ies)

The Beneficiary is the person(s) or entity(ies) named by the Owner to receive the Death Benefit.

Business Day

Business Day means any day of the week except for Saturday, Sunday and U.S. Federal holidays.

Company, We, Us, Our

Company, We, Us and Our refers to Athene Annuity and Life Company.

Contract Anniversary

Any twelve-month anniversary of the Contract Date. For example, if the Contract Date is January 10, 2018, then the first Contract Anniversary is January 10, 2019.

Contract Date

The Contract Date is the date Your Contract is issued and is shown on the Contract Schedule.

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Contract Year

A Contract Year is the twelve-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 17, 2018, then the first Contract Year is the twelve-month period between January 17, 2018 and January 16, 2019.

Holding Account

An account that holds the Purchase Payments until it is allocated to the applicable Segment Options according to the Segment Allocation Percentages selected by the Owner. Interest Credits for the Holding Account are credited daily in accordance with the Holding Account Fixed Interest Rate. The Holding Account Fixed Interest Rate is an annual rate that is shown on the Contract Schedule and is guaranteed not to change.

Index or Indices

The index or indices shown on the Contract Schedule, which are used in the calculation of the Interest Credits for a Segment Option (other than Fixed Segment Options).

Notice, Notify, Notifying

Notice, Notify and Notifying means requests and information that You sign and We receive and accept at Our Administrative Office, in any form offered by and acceptable to Us.

Owner

Owner means the Contract owner named in the application or their successor or assignee if You provide Notice that ownership has been assigned. If no owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. Joint Owners must be spouses.

Strategy

A Strategy is an interest crediting method available under Your Contract. The Strategy(ies) for Your Contract are added to and made part of Your Contract by Strategy Endorsements.

Strategy Endorsements

Strategy Endorsements are separate documents that include additional terms of Your Contract.

Segment Allocation Percentage

A Segment Allocation Percentage is the percentage of the Purchase Payment applied to each Segment Option.

Segment Options

A Segment consists of an interest crediting method, Segment Term Period, and an Index, if applicable. There may be several Segments available within any Strategy, these are referred to as Segment Options. The Segment Options available on the first available Segment Start Date following Your Contract Date are shown on the Contract Schedule. Each Segment will have a Segment Term Period and applicable rates. You may transfer funds across the available Segment Options in accordance with the provisions of the Transferred Purchase Payment section of this Contract.

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Segment End Date

The Segment End Date is the date on which Interest Credits are calculated for the applicable Segment Option. A Segment End Date is the last day of a Segment Term Period. The Segment End Date coincides with the next Segment Start Date.

Segment Start Date

The Segment Start Date is the first date of the Segment Term Period.

Segment Term Period

The Segment Term Period for each Segment Option is shown on the Contract Schedule. The initial Segment Term Period is determined from the date on which the applicable Segment Option was originally established. The Segment Term Period ends on the Segment End Date. Upon expiration of each Segment Term Period, a new Segment Term Period will begin.

Withdrawal

Unless otherwise specified, it is a withdrawal of any type taken under Your Contract, including a partial withdrawal, a surrender of your Contract, payment of a Death Benefit, the application of Contract Value to a Settlement Option, Withdrawal Charges, Interest Adjustments, and Equity Adjustments. We do not treat the deduction of the Segment Fee as a Withdrawal.

You, Your

You and Your refers to the Owner.

2.	General Provisions

Annuity Payments

Annuity payments will commence on the Annuity Date if:

•	all Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or

•	if any Owner is a non-natural person and all Annuitants are alive on the Annuity Date.

Annuity payments will be paid to an You or a payee You designate in accordance with the terms and conditions of the Settlement Option elected by the Owner, or if no Settlement Option is elected, in accordance with the terms and conditions of this Annuity Payments provision. In order to receive payments, an Annuitant must be living on the Annuity Date and on the date that each following payment is due, if applicable, under the terms of the elected annuity Settlement Option or the payment provisions below, if applicable. “Settlement Options” are the methods of distribution described in the Settlement Options section of Your Contract. We may require proof of the correct age and gender of an Annuitant before making annuity payments.

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An election of a Settlement Option must be made in writing by the Owner and is irrevocable on or after the Annuity Date. If a Settlement Option has not been elected prior to the Annuity Date, one of the following two payment provisions will apply:

•	If there is one living Annuitant on the Annuity Date, the Contract Value of Your Contract will be applied to provide annuity payments for the guaranteed period of 5 years and thereafter for the lifetime of that Annuitant; or

•	If there are two living Joint Annuitants on the Annuity Date, the Contract Value of Your Contract will be applied to provide annuity payments for the guaranteed period of 5 years or for the joint lifetime of the Joint Annuitants and in an equal amount during the lifetime of the surviving Annuitant.

Assignment

To the extent allowed by state law, We reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by Endorsement, You may request to assign or transfer Your rights under the Contract by Notifying Us. We will not be bound by an assignment until We acknowledge it. If Your Contract is assigned, the assignment will take effect on the date the Notice was signed; however, the assignment is subject to any action taken by Us before receipt of the Notice. We have no liability under any assignment for Our actions or omissions done in good faith. In addition, We shall not be liable for any tax consequences You may incur due to the assignment of Your Contract.

Change of Annuitant

Prior to the Annuity Date, You may change the Annuitant by Notifying Us. A change will take effect as of the date You signed the Notice. The Annuitant may not be changed in a Contract which is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary in which case the surviving spouse Beneficiary will become the Annuitant. The Annuitant cannot be changed on or after the Annuity Date.

Change of Beneficiary

Prior to the date the Death Benefit becomes payable, You may change a Beneficiary by Notifying Us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the consent of such Beneficiary. A change will take effect as of the date You signed the Notice. Any change is subject to payment or other action taken by Us before the Notice was received by Us.

Contract

This Contract, including the Contract Schedule, the attached application, if any, and any attached Endorsements, Riders or signed amendments constitute the entire Contract. No one except the President or Secretary of the Company may change or waive any of the terms of this Contract. Any change must be in writing and signed by the President or the Secretary of the Company.

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Conformity with Applicable Laws

Notwithstanding any provision in Your Contract to the contrary, all distributions under Your Contract must be made in accordance with the applicable requirements of Section 72(s) of the Internal Revenue Code, as amended, or Section 401(a)(9), as amended, as applicable, and all terms of Your Contract will be interpreted consistently with the requirements of Section 72(s) or Section 401(a)(9), as applicable.

Incontestability

All statements made in the application are considered representations and not warranties. The validity of Your Contract will not be contestable.

Misstatement of Age or Gender

If the age of an Owner or Annuitant has been misstated and this Contract was issued after the Maximum Issue Age, We will refund the Purchase Payment paid less any prior Withdrawals or distributions and We will void this Contract. The Maximum Issue Age is shown on the Contract Schedule.

If the age or gender of an Annuitant has been misstated, the amount We will pay will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by Us will be immediately paid in one sum with interest compounded at the rate of 1.00% per year. Any overpayments made by Us will be charged against the next succeeding annuity payment or payments with interest compounded at the rate of 1.00% per year.

Ownership

All rights described in Your Contract may be exercised by You subject to the rights of:

•	any assignee of record with Us; and

•	any irrevocably named Beneficiary.

You may change an Owner by Notifying Us. A change will take effect as of the date You signed the Notice, unless You specify otherwise, subject to any payments made or actions taken by Us prior to receipt of this Notice. We shall not be liable for any tax consequences You may incur due to a change of the Owner designation.

Premium Taxes

Your state may charge Us a premium tax for Your Contract. We may deduct the amount of such tax from Your Purchase Payments when Your Purchase Payments are received, or from the Contract Value of Your Contract upon:

•	any Withdrawal from Your Contract; or

•	the surrender of Your Contract; or

•	the election of a Settlement Option; or

•	the payment of a Death Benefit.

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Statements

We will furnish annually, and at any time upon Your request, a statement reflecting Contract activity and values.

3.	Purchase Payment and Contract Value

Purchase Payment

The “Purchase Payment” is the amount We receive for Your Contract, as shown on the Contract Schedule, and is due on the Contract Date. We may limit the amount of Purchase Payment that We will accept for Your Contract.

Contract Value

The “Contract Value” at any time is equal to the sum of the Segment Values.

Interim Value

The “Interim Value” at any time is equal to the sum of the Segment Interim Values.

Segment Value

The “Segment Value” of a Segment Option at any time is determined based on the provisions of the Endorsement for the applicable Strategy.

Segment Interim Value

The “Segment Interim Value” of a Segment Option at any time is determined based on the provisions of the Endorsement for the applicable Strategy.

Interest Credits

Amounts earned under this Contract are called “Interest Credits.” Interest Credits will be calculated for a Segment Option based on the provisions of the applicable Strategy Endorsement.

Segment Allocation

On the Contract Date, the Purchase Payment will be credited to the Holding Account. The Holding Account will be transferred to the Segment Options on the Segment Start Date based on the Segment Allocation Percentages selected by the Owner. The Segment Allocation Percentages selected for each Segment Option must be a whole percentage ranging from 0% to 100%. The sum of the Segment Allocation Percentages must equal 100%.

Transferred Purchase Payment

At the end of each new Segment Term Period prior to the Annuity Date, You may elect to transfer some or all of the Segment Value from one of Your Contract’s Segment Options into one or more of Your Contract’s other Segment Options, subject to any transfer limitations specified in Your Contract’s Strategy Endorsements. Each Segment Option involved in such transfers must be at the end of a Segment Term Period.

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The amount transferred is referred to as Transferred Purchase Payment. To elect such a transfer, You must Notify Us at least two Business Days before the Segment End Date on which the transfer is to be made. Your Notice must specify the Segment Options to which each transfer is to be made. You must also specify the amount that is to be transferred, either as a total dollar amount or as a whole percentage of the Segment Value of the Segment Option from which the funds are being transferred.

For any transfer request We receive where the amount to be transferred represents a percentage of a known or unknown value, We will use Our best efforts to determine the amount that must be transferred from each Segment Option in order to satisfy the intent of Your original request.

The “Optional Automatic Rebalancing Program” is a method for automatically transferring Segment Values. If the Optional Automatic Rebalancing program is selected at issue, on each Segment End Date, We will automatically rebalance your Contract Value among the Segment Options based on your most recent allocation instructions that We have on file, or the allocation applied on the Contract Date if you have not made any additional allocation change requests. If your Contract Value is allocated across Segment Options with different Segment End Dates, some Segment Options will not rebalance. To the extent that Segment End Dates in multiple Segment Options align, funds within those Segment Options will be reallocated according to the most recent Segment Allocation Percentages that We have on file pro rata at the next Segment End Date. You must Notify Us at least two Business Days before the Segment End Date if you would like to cancel or modify the Optional Automatic Rebalancing program. The Optional Automatic Rebalancing program will terminate at the end of the sixth Contract Year. We reserve the right to terminate the Optional Automatic Rebalancing program at any time for any reason.

4.	Cash Surrender Value and Withdrawals

Cash Surrender Value

On or before the Annuity Date and before the date the Death Benefit becomes payable under this Contract, You may surrender Your Contract for the Cash Surrender Value, by making a request to Our Administrative Office.

The “Cash Surrender Value” is the Interim Value adjusted for any applicable Withdrawal Charge.

Withdrawal Charge

A “Withdrawal Charge” will be applied to amounts withdrawn in excess of Your Contract’s Free Withdrawal amount. The amount of the Withdrawal Charge is based on a percentage shown on the Contract Schedule that varies by Contract Year.

Withdrawals, Free Withdrawals

On or before the Annuity Date and before the date the Death Benefit becomes payable under this Contract, You may request a Withdrawal from Your Contract. The Withdrawal amount cannot be greater than the

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Cash Surrender Value. All Withdrawals will be subject to an Interest Adjustment and an Equity Adjustment. The “Interest Adjustment” is a positive or negative adjustment that reflects changes in interest rates related to the fixed income assets purchased in support of the Contract. The “Equity Adjustment” is a positive or negative adjustment that reflects changes in economics related to the Index.

Unless You direct otherwise, all Withdrawals will be taken first from the Fixed Segment Options, beginning with the Fixed Segment Option with the shortest Segment Term Period. To the extent there are not enough funds in the Fixed Segment Options to cover the entire Withdrawal, We will deduct the remaining balance from the other Segment Options in which You have funds, beginning with Segment Options that have the shortest Segment Term Period. If You have multiple Segment Options with the same Segment Term Period, We will deduct the remaining balance pro rata across those Segment Options.

A “Free Withdrawal” is a Withdrawal amount on which no Withdrawal Charges apply. The Free Withdrawal amount available to You in the first Contract Year will be equal to the Free Withdrawal Percentage multiplied by the Purchase Payment. In subsequent Contract Years, the Free Withdrawal amount available to You will be equal to the Free Withdrawal Percentage multiplied by the Contract Value as of the Contract Anniversary on the first day of that Contract Year. The “Free Withdrawal Percentages” are shown on the Contract Schedule. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year.

If the amount of a Withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess Withdrawal will be subject to any applicable Withdrawal Charge. If you surrender Your Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year.

To take a Withdrawal from Your Contract, You must Notify Us. The minimum amount that You may request to be withdrawn from Your Contract at any time is $500. If you request a Withdrawal that causes the Contract Value to be less than $2,000, We will treat your request as a surrender of Your Contract.

We reserve the right to pay Withdrawal amounts directly to You.

We may defer payment of any Withdrawals of any type from Your Contract for up to six months if the insurance regulatory authority of the state in which Your Contract was issued approves such deferral.

Required Minimum Distribution Withdrawals

This provision applies only if Your Contract is subject to the minimum distribution requirements under Internal Revenue Code Section 401(a)(9), such as if this Contract is a contract issued in connection with a qualified plan under Section 401(a), a Section 403(b) contract, an individual retirement annuity contract under Section 408, or a Roth IRA under Section 408A.

Any withdrawal of a required minimum distribution under Section 401(a)(9) with respect to this Contract, as calculated by Us, will not be subject to Withdrawal Charges. Any required minimum distribution withdrawal amount includes and is not in addition to the Contract’s Free Withdrawal amount. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year, including any Required minimum distribution Withdrawals. Required minimum distributions

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will incur a Withdrawal Charge if You previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement. In this circumstance, You must wait until the next Contract Anniversary to take Your Required minimum distribution free of Withdrawal Charges.

5.	Death Provisions

Death Benefit

The Death Benefit will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. If applicable law requires the payment of interest on the Death Benefit, the Death Benefit will earn interest at a rate and in the manner required by law. The Death Benefit must be paid in a manner that complies with the applicable requirements of Section 72(s) of the Internal Revenue Code.

Before We will pay the Death Benefit, We must receive proof of death at Our Administrative Office in a form and manner satisfactory to Us, which includes:

•	proof of death while the Contract was in effect;

•	Our claim form properly completed from each Beneficiary, as applicable; and

•	any other documents required by law.

Beneficiary

The following rules apply unless otherwise permitted by Us in accordance with applicable law:

•	No Beneficiary has any rights in Your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death.

•	If no Beneficiary has been named or if no Beneficiary is alive at the time the Death Benefit is payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, if applicable, occurs simultaneously, the estates of both will be the Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity.

•	If You have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the surviving Beneficiaries and any Beneficiaries that are entities will share the Death Benefit equally.

•	Unless You Notify Us otherwise, if You have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary’s or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary’s original interest in the Death Benefit.

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Death of an Annuitant prior to the Annuity Date

If the Annuitant is not an Owner and dies prior to the Annuity Date, You may designate a new Annuitant, subject to Our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of You or any Joint Owner will become the Annuitant.

If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated.

Death of an Owner prior to the Annuity Date

If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, We will pay the Death Benefit to the Beneficiary.

Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary. If the Beneficiary is a natural person, such Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided that We are Notified of that election within 60 days of the Death Benefit being payable and such distributions begin no later than one year after the Owner’s death.

If the Beneficiary is the deceased Owner’s surviving spouse (or, if the Owner is a non-natural person, the deceased Annuitant’s surviving spouse), the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. This provision relating to the surviving spouse can only apply once, and cannot apply a second time if the surviving spouse elects to continue the Contract, remarries and then dies.

All elections must be made by submitting the appropriate paperwork to Us.

Death on or after the Annuity Date

If an Owner dies (or an Annuitant dies where the Owner is a non-natural person) on or after the Annuity Date and before the entire interest in this Contract has been distributed, any remaining interest in this Contract will be distributed under the method of distribution being used on the date of death and in the following order, based on whomever is still alive.

•	Any payee named by the Owner

•	A surviving Joint Owner

•	The last surviving Owner’s Beneficiaries

•	The last surviving Owner’s estate (if no Beneficiaries were named or if no Beneficiaries are surviving)

•	If both Joint Owners die simultaneously and there is no named or surviving Beneficiary, the estates of both will be treated as the Beneficiary in equal shares

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6.	Settlement Options

Election of Option

On the Annuity Date, the Contract Value will be applied to provide annuity payments to an Annuitant in accordance with the applicable Settlement Option elected by the Owner or if no Settlement Option was elected, in accordance with the Annuity Payments provision. As stated in the Annuity Payments provision of Your Contract, an election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable on or after the Annuity Date.

Additionally, the Beneficiary may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable on or after the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.

A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000.

Payments made quarterly, semiannually or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually.

Settlement Options

No future payments under any option except as provided in the Settlement Option or by law may be assigned or transferred.

In addition to the Settlement Options below, We may provide other options at our discretion:

Option 1: Life Annuity

Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant.

Option 2: Life Annuity with Guaranteed Period

Monthly payments will be made for the guaranteed period elected and thereafter for the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by Us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, no payments will be due after the guaranteed period.

Option 3: Installment Refund Life Annuity

Monthly payments will be made for the Installment Refund Period and thereafter for the lifetime of the Annuitant. The Installment Refund Period is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the Installment Refund Period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the Installment Refund Period, no payments will be due after the Installment Refund Period.

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Option 4: Joint and Last Survivor Annuity

Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease on the death of the last survivor. No payments will be due after the death of the last survivor. Payments may also be made to the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons.

We will furnish Annuity Settlement Option factors for Option 4 upon request.

Option 5: Fixed Period Annuity

Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years.

Annuity Settlement Option factors for Options 1, 2, 3, and 5 are shown on the Contract Schedule.

7.	Termination

Your Contract will terminate on the date on which all amounts are paid as required by Your Contract.

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Single Purchase Payment Index-Linked Deferred Annuity Contract

Subject to the terms and conditions of Your Contract, periodic income commencing on the Annuity Date with the option to change the type of Settlement Option payable prior to the Annuity Date. Non-Participating.

Administrative Office: Mail Processing Center P.O. Box 1555 Des Moines, IA 50306-1555 (888) 266-8489	Home Office: 7700 Mills Civic Pkwy West Des Moines, IA 50266-3862 (888) 266-8489

SA (06/18)	SA (06/18)

Floor Strategy	Athene Annuity and Life Company

Floor Strategy Endorsement

  General Endorsement Provisions

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this Endorsement.

  Definitions

Segment Options

Within the Floor Strategy, there may be several Segment Options available, called “Floor Segment Options.” Each Floor Segment Option will have an Index, Segment Term Period, {Segment Fee,} Cap Rate, {Annual Spread,} Participation Rate, and Floor Rate. The available Floor Segment Options are shown on the Segment Contract Schedule.

Floor Segment Options with a Segment Start Date after the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Floor Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to their one-year counterparts at the end of the Segment Term Period, unless you instruct otherwise.

Index Price

The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Index on that date. The closing price of the Index is the price reported by a third-party source at a consistent time each day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Interest Credits for the applicable Floor Segment Option. If the Index Price for a Floor Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized.

Cap Rate

The Cap Rate is the maximum positive Index Change that may be used in the calculation of Interest Credits on the Segment End Date. The Initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate will become effective on each Segment Start Date. The Cap Rate for each Floor Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.

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Floor Strategy	Athene Annuity and Life Company

{Annual Spread

The Annual Spread is used in the calculation of Interest Credits. It is a percentage that is subtracted from a positive Index Change after the Cap Rate is applied. The Initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread will become effective on each Segment Start Date. The Annual Spread for each Floor Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.}

Participation Rate

The Participation Rate is used in the calculation of Interest Credits. It is a percentage that is multiplied by the positive Index Change after the Cap Rate is applied. The Initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will be effective on each Segment Start Date. The Participation Rate for each Floor Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule.

{Segment Fee

The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. We deduct the Segment Fee amount daily from the Segment Option starting on the Segment Start Date while the Segment Value for that Segment Option is positive. The Segment Fee for each Floor Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.}

{Segment Fee Base

The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.}

Floor Rate

The Floor Rate is the maximum negative Interest Credit Percentage that may be applied to a Floor Segment Option on the Segment End Date. The Floor Rate for each Floor Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.

  Segment Value

Segment Value

The Segment Value for any Floor Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.

{On any other date, the Segment Value for any Floor Segment Option is equal to

A – B – C + D + E – F, where:

A	is the Segment Value as of the previous day;

Floor (05/19)	Page 2

Floor Strategy	Athene Annuity and Life Company

B	is any Withdrawals deducted from this Floor Segment Option on this date;
C	is the Segment Fee amount applied to this Segment Option on this date;
D	is the amount of Interest Credits that are credited to this Floor Segment Option on this date;
E	is any amount transferred from Your Contract’s other Segment Options to this Floor Segment Option on this date;
F	is any amount transferred from this Segment Option to Your Contract’s other Floor Segment Options on this date.}

{On any other date, the Segment Value for any Floor Segment Option is equal to

A – B + C + D – E, where:

A	is the Segment Value as of the previous day;
B	is any Withdrawals deducted from this Floor Segment Option on this date;
C	is the amount of Interest Credits that are credited to this Floor Segment Option on this date;
D	is any amount transferred from Your Contract’s other Segment Options to this Floor Segment Option on this date;
E	is any amount transferred from this Segment Option to Your Contract’s other Floor Segment Options on this date.}

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.

Segment Interim Value

The Segment Interim Value for any Floor Segment Option is equal to A + B + C, where:

A	is the Segment Value on this date;
B	is any applicable Interest Adjustment on this date; and
C	is any applicable Equity Adjustment on this date.

The Equity Adjustment is equal to zero on the Segment End Date.

Interest Credits

Interest Credits, if any, will be calculated and added to a Floor Segment Option only on a Segment End Date.

On each Segment End Date, We will calculate the Index Change. The “Index Change” is equal to (A / B) - 1, where:

A	is the Index Price for the Segment End Date; and
B	is the Index Price for the Segment Start Date.

{If the Index Change is greater than or equal to zero, then the “Interest Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:

Floor (05/19)	Page 3

Floor Strategy	Athene Annuity and Life Company

(1) = Greater of zero and B x [A – (D x E)];

(2) = Greater of zero and B x [C – (D x E)]; and where

A	is the Index Change;
B	is the Participation Rate;
C	is the Cap Rate;
D	is the Annual Spread; and
E	is the number of years in the Segment Term Period.}

{If the Index Change is greater than or equal to zero, then the “Interest Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:

(1) = Greater of zero and A x B;

(2) = Greater of zero and B x C; and where

A	is the Index Change;
B	is the Participation Rate;
C	is the Cap Rate.}

If the Index Change is less than zero, then the “Interest Credit Percentage” on the Segment End Date will be equal to the greater of A and B, where:

A	is the Index Change; and
B	is the Floor Rate.

The amount of Interest Credits added to this Floor Segment Option is equal to A x B, where:

A	is the Segment Value as of the previous day; and
B	is the Interest Credit Percentage.

Erik H. Askelsen Secretary

Floor (05/19)	Page 4

Buffer Strategy	Athene Annuity and Life Company

Buffer Strategy Endorsement

  General Endorsement Provisions

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this Endorsement.

  Definitions

Segment Options

Within the Buffer Strategy, there may be several Segment Options available, called “Buffer Segment Options.” Each Buffer Segment Option will have an Index, Segment Term Period, {Segment Fee,} Cap Rate, {Annual Spread,} Participation Rate, and Buffer Rate. The available Buffer Segment Options are shown on the Segment Contract Schedule.

Buffer Segment Options with a Segment Start Date after the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Buffer Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to their one-year counterparts at the end of the Segment Term Period, unless you instruct otherwise. Buffer Segment Options with a six-year Segment Term are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option with the shortest Segment Term Period.

Index Price

The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Index on that date. The closing price of the Index is the price reported by a third-party source at a consistent time each day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Interest Credits for the applicable Buffer Segment Option. If the Index Price for a Buffer Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized.

Buffer (05/19)	Page 1

Buffer Strategy	Athene Annuity and Life Company

Cap Rate

The Cap Rate is the maximum positive Index Change that may be used in the calculation of Interest Credits on the Segment End Date. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.

{Annual Spread

The Annual Spread is used in the calculation of Interest Credits. It is a percentage that is subtracted from a positive Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread will become effective on each Segment Start Date. The Annual Spread for each Buffer Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.}

Participation Rate

The Participation Rate is used in the calculation of Interest Credits. It is a percentage that is multiplied by the positive Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will be effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule.

{Segment Fee

The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. We deduct the Segment Fee amount daily from the Segment Option starting on the Segment Start Date while the Segment Value for that Segment Option is positive. The Segment Fee for each Buffer Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.}

{Segment Fee Base

The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.}

Buffer Rate

The Buffer Rate is the amount of negative Index Change that We will absorb when calculating the Interest Credits. The Buffer Rate for each Buffer Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.

Buffer (05/19)	Page 2

Buffer Strategy	Athene Annuity and Life Company

Segment Value

Segment Value

The Segment Value for any Buffer Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.

{On any other date, the Segment Value for any Buffer Segment Option is equal to

A – B – C + D + E – F, where:

A	is the Segment Value as of the previous day;
B	is any Withdrawals deducted from this Buffer Segment Option on this date;
C	is the Segment Fee amount applied to this Segment Option on this date;
D	is the amount of Interest Credits that are credited to this Buffer Segment Option on this date;
E	is any amount transferred from Your Contract’s other Segment Options to this Buffer Segment Option on this date;
F	is any amount transferred from this Buffer Segment Option to Your Contract’s other Segment Options on this date.}

{On any other date, the Segment Value for any Buffer Segment Option is equal to

A – B + C + D – E, where:

A	is the Segment Value as of the previous day;
B	is any Withdrawals deducted from this Buffer Segment Option on this date;
C	is the amount of Interest Credits that are credited to this Buffer Segment Option on this date;
D	is any amount transferred from Your Contract’s other Segment Options to this Buffer Segment Option on this date;
E	is any amount transferred from this Buffer Segment Option to Your Contract’s other Segment Options on this date.}

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.

Segment Interim Value

The Segment Interim Value for any Buffer Segment Option is equal to A + B + C, where:

A	is the Segment Value on this date;
B	is any applicable Interest Adjustment on this date; and
C	is any applicable Equity Adjustment on this date.

The Equity Adjustment is equal to zero on the Segment End Date.

Buffer (05/19)	Page 3

Buffer Strategy	Athene Annuity and Life Company

Interest Credits

Interest Credits, if any, will be calculated and added to a Buffer Segment Option only on a Segment End Date.

On each Segment End Date, We will calculate the Index Change. The “Index Change” is equal to (A / B) - 1, where:

A	is the Index Price for the Segment End Date; and
B	is the Index Price on the Segment Start Date.

{If the Index Change is greater than or equal to zero, then the “Interest Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:

(1) = Greater of zero and B x [A – (D x E)];

(2) = Greater of zero and B x [C – (D x E)]; and where

A	is the Index Change;
B	is the Participation Rate;
C	is the Cap Rate;
D	is the Annual Spread; and
E	is the number of years in the Segment Term Period.}

{If the Index Change is greater than or equal to zero, then the “Interest Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:

(1) = Greater of zero and A x B;

(2) = Greater of zero and B x C; and where

A	is the Index Change;
B	is the Participation Rate;
C	is the Cap Rate;}

If the Index Change is less than zero, then the “Interest Credit Percentage” on the Segment End Date will be equal to the lesser of zero and (A + B), where:

A	is the Index Change; and
B	is the Buffer Rate.

The amount of Interest Credits added to this Buffer Segment Option is equal to A x B, where:

A	is the Segment Value as of the previous day; and
B	is the Interest Credit Percentage.

Buffer (05/19)	Page 4

Buffer Strategy	Athene Annuity and Life Company

Erik H. Askelsen Secretary

Buffer (05/19)	Page 5

Buffer Multi-Index Strategy	Athene Annuity and Life Company

Buffer Multi-Index Strategy Endorsement

  General Endorsement Provisions

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this Endorsement.

  Definitions

Segment Options

Within the Buffer Multi-Index Strategy, there may be several Segment Options available, called “Buffer Segment Options.” Each Buffer Segment Option will have Indices, a Segment Term Period, {Segment Fees,} a Cap Rate, {an Annual Spread,} a Participation Rate, and a Buffer Rate. The available Buffer Segment Options are shown on the Segment Contract Schedule.“Buffer Multi-Index Segment Options” are a type of Buffer Segment Option that credits interest using three underlying Indices rather than an Index Change based on a single underlying Index.

Buffer Multi-Index Segment Options with a Segment Start Date after the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Buffer Multi-Index Segment Options with a two-year Segment Term Period expiring on or after the last day of the Withdrawal Charge Period will automatically transfer the Segment Value to their one-year counterparts at the end of the Segment Term Period, unless you instruct otherwise. Buffer Multi-Index Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will allocate the Segment Value to the Fixed Segment Option with the shortest Segment Term Period.

Index Price

The Index Price for any date, including any Segment Start Date, Segment End Date, Annuity Date or date of death is the closing price of the Index on that date. The closing price of the Index is the price reported by a third-party source at a consistent time each day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Interest Credits for the applicable Buffer Segment Option. If the Index Price for a Buffer Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized.

Buffer MI (05/19)	Page 1

Buffer Multi-Index Strategy	Athene Annuity and Life Company

Cap Rate

The Cap Rate is the maximum positive Index Change that may be used in the calculation of Interest Credits on the Segment End Date. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.

{Annual Spread

The Annual Spread is used in the calculation of Interest Credits. It is a percentage that is subtracted from a positive Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread will become effective on each Segment Start Date. The Annual Spread for each Buffer Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.}

Participation Rate

The Participation Rate is used in the calculation of Interest Credits. It is a percentage that is multiplied by the positive Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate will be effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule.

Index Allocation Percentages

The Index Allocation Percentage 1, Index Allocation Percentage 2, and Index Allocation Percentage 3 are used in the calculation of Interest Credits. These Index Allocation Percentages are shown on the Segment Contract Schedule. They are guaranteed for the first Segment Term Period only. New Index Allocation Percentages will become effective on each Segment Start Date. The Index Allocation Percentages will never be less than 1% and their sum must equal 100%.

{Segment Fee

The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. We deduct the Segment Fee amount daily from the Segment Option starting on the Segment Start Date while the Segment Value for that Segment Option is positive. The Segment Fee for each Buffer Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.}

{Segment Fee Base

The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.}

Buffer MI (05/19)	Page 2

Buffer Multi-Index Strategy	Athene Annuity and Life Company

Buffer Rate

The Buffer Rate is the amount of negative Index Change that We will absorb when calculating the Interest Credits. The Buffer Rate for each Buffer Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.

Buffer MI (05/19)	Page 3

Segment Value	Athene Annuity and Life Company

Segment Value

Segment Value

The Segment Value for any Buffer Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.

{On any other date, the Segment Value for any Buffer Segment Option is equal to

A – B – C + D + E – F, where:

A	is the Segment Value as of the previous day;
B	is any Withdrawals deducted from this Buffer Segment Option on this date;
C	is the Segment Fee amount applied to this Segment Option on this date;
D	is the amount of Interest Credits that are credited to this Buffer Segment Option on this date;
E	is any amount transferred from Your Contract’s other Segment Options to this Buffer Segment Option on this date;
F	is any amount transferred from this Buffer Segment Option to Your Contract’s other Segment Options on this date.}

{On any other date, the Segment Value for any Buffer Segment Option is equal to

A – B + C + D – E, where:

A	is the Segment Value as of the previous day;
B	is any Withdrawals deducted from this Buffer Segment Option on this date;
C	is the amount of Interest Credits that are credited to this Buffer Segment Option on this date;
D	is any amount transferred from Your Contract’s other Segment Options to this Buffer Segment Option on this date;
E	is any amount transferred from this Buffer Segment Option to Your Contract’s other Segment Options on this date.}

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.

Segment Interim Value

The Segment Interim Value for any Buffer Segment Option is equal to A + B + C, where:

A	is the Segment Value on this date;
B	is any applicable Interest Adjustment on this date; and
C	is any applicable Equity Adjustment on this date.

The Equity Adjustment is equal to zero on the Segment End Date.

Segment Value (05/19)	Page 1

Segment Value	Athene Annuity and Life Company

Interest Credits

Interest Credits, if any, will be calculated and added to a Buffer Segment Option only on a Segment End Date.

On each Segment End Date, We will calculate the Index Change for each Index. The “Index Change” is equal to (A / B) - 1, where:

A	is the Index Price for the Segment End Date; and
B	is the Index Price on the Segment Start Date.

The Index Change will be calculated for Index 1, Index 2, and Index 3 shown on the Segment Contract Schedule. Each Index Allocation Percentage will then be applied. The Index with the best performing Index Change will be multiplied by the Index Allocation Percentage 1. The Index with the second best performing Index Change will be multiplied by the Index Allocation Percentage 2. The Index with the third best performing Index Change will be multiplied by the Index Allocation Percentage 3. The resulting “Aggregate Index Change” will equal:

(Index Allocation Percentage 1 x Index Change for Index 1) +

(Index Allocation Percentage 2 x Index Change for Index 2) +

(Index Allocation Percentage 3 x Index Change for Index 3)

{If the Aggregate Index Change is greater than or equal to zero, then the “Interest Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:

(1) = Greater of zero and B x [A – (D x E)];

(2) = Greater of zero and B x [C – (D x E)]; and where

A	is the Aggregate Index Change;
B	is the Participation Rate;
C	is the Cap Rate;
D	is the Annual Spread; and
E	is the number of years in the Segment Term Period.}

{If the Aggregate Index Change is greater than or equal to zero, then the “Interest Credit Percentage” on the Segment End Date will be equal the lesser of (1) or (2), where:

(1) = Greater of zero and B x A;

(2) = Greater of zero and B x C;

A	is the Aggregate Index Change;
B	is the Participation Rate;
C	is the Cap Rate;}

If the Aggregate Index Change is less than zero, then the “Interest Credit Percentage” on the Segment End Date will be equal to the lesser of zero and (A + B), where:

A	is the Aggregate Index Change; and
B	is the Buffer Rate.

The amount of Interest Credits added to this Buffer Segment Option is equal to A x B, where:

Segment Value (05/19)	Page 2

Segment Value	Athene Annuity and Life Company

A	is the Segment Value as of the previous day; and
B	is the Interest Credit Percentage.

Erik H. Askelsen Secretary

Segment Value (05/19)	Page 3

Fixed Strategy	Athene Annuity and Life Company

Fixed Strategy Endorsement

General Endorsement Provisions

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement for new Contracts is the Contract Date and for existing Contracts is the date We issue this Endorsement.

Definitions

Segment Options

Within this Fixed Strategy Endorsement, there may be several Segment Options available, called “Fixed Segment Options.” The available Fixed Segment Options and guaranteed rates for those options are shown on the Segment Contract Schedule.

Segment Value

Segment Value

The Segment Value for any Fixed Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option.

On any other date, the Segment Value for any Fixed Segment Option is equal to

A – B + C + D – E, where:

A	is the Segment Value as of the previous day;
B	is any Withdrawals deducted on this date from this Fixed Segment Option;
C	is the amount of Interest Credits that are credited to this Fixed Segment Option on this date;
D	is any amount transferred from Your Contract’s other Segment Options to this Fixed Segment Option on this date; and
E	is any amount transferred from this Fixed Segment Option to Your Contract’s other Segment Options on this date.

The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of Your Contract.

Fixed (05/19)	Page 1

Fixed Strategy	Athene Annuity and Life Company

Segment Interim Value

The Segment Interim Value for any Fixed Segment Option is equal to A + B, where:

A	is the Segment Value on this date; and
B	is any applicable Interest Adjustment on this date.

The Interest Adjustment is a positive or negative adjustment applied in the calculation of the Segment Interim Value that reflects changes in interest rates related to the fixed income assets purchased in support of the Contract.

Interest Credits

Interest Credits are credited daily in accordance with the initial Annual Interest Rate or renewal Annual Interest Rate. The initial Annual Interest Rate is guaranteed for the initial Segment Term Period and is guaranteed not to be less than the Minimum Annual Interest Rate. The Minimum Annual Interest Rate is shown on the Segment Contract Schedule. At the end of the initial Segment Term Period and any subsequent Segment Term Periods, We will declare a renewal Annual Interest Rate. The renewal Annual Interest Rate is guaranteed to never be less than the Minimum Annual Interest Rate.

Erik H. Askelsen Secretary

Fixed (05/19)	Page 2

Bailout Endorsement	Athene Annuity and Life Company

Bailout Endorsement

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract or Strategy Endorsements. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement is the Contract Date.

Initial Segment Term Period Bailout

If the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option in which you have funds is less than the applicable bailout rate specified in your Segment Contract Schedule, you may cancel Your Contract during the {60 days} after the Contract Date. You will receive Your Purchase Payment less any Withdrawals without incurring a Withdrawal Charge, Interest Adjustment, or Equity Adjustment.

Erik H. Askelsen Secretary

Bailout (05/19)	Page 1

GMDB Endorsement	Athene Annuity and Life Company

Guaranteed Minimum Death Benefit Endorsement

General Endorsement Provisions

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions, and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract or Strategy Endorsements. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement is the Contract Date.

Death Provisions

Death Benefit

If the amount of the Death Benefit provided under Your Contract is less than the Return of Premium Benefit, then the amount of the Death Benefit will be increased to equal the Return of Premium Benefit.

Return of Premium Benefit

The “Return of Premium Benefit” is equal to A – B, where:

A	is the Purchase Payment; and
B	is the sum of all prior Withdrawals, including any applicable Withdrawal Charges, Interest Adjustments, and Equity Adjustments.

{We do not treat the deduction of the Segment Fee as a Withdrawal.}

Death of Owner

This Rider and all its provisions will terminate upon the date of death of the Owner (or the Annuitant if the Owner is not a natural person) except as provided in the provisions of this Rider entitled Spousal Continuation.

Spousal Continuation

If the surviving spouse of the deceased Owner (or the deceased Annuitant if the Owner is not a natural person) is the Beneficiary and elects to continue Your Contract, as provided for in the Death of an Owner prior to the Annuity Date provision of Your Contract, this Rider and all its provisions will also continue provided the surviving spouse becomes the sole Annuitant and sole Owner of Your Contract.

GMDB (05/19)	Page 1

GMDB Endorsement	Athene Annuity and Life Company

Termination

The Owner may not elect to terminate this endorsement once it is effective. This endorsement will terminate upon the earliest of the following dates:

1	the date on which We pay the Death Benefit;

2	the date on which Your Contract is surrendered for its Cash Surrender Value;

3	the date the Withdrawal Charge Rate Schedule expires;

4	the date the Owner changes or an additional Owner is added after the Contract Date, unless the Contract is continued by the surviving spouse;

5	the date when the Owner is a non-natural person and the Annuitant changes or an additional Annuitant is added after the Contract Date.

Erik H. Askelsen
Secretary

GMDB (05/19)	Page 2

Athene Annuity and Life Company

CONFINEMENT WAIVER OF WITHDRAWAL CHARGES

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement is the Contract Date.

Confinement Waiver

After the {first} Contract Year and on or before the Annuity Date and before the date the Death Benefit becomes payable under the Contract, You may request a payment equal to an amount up to Your Contract’s Interim Value if, at the time of the request, all of the following requirements are met:

•	any Owner, (or if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility; and

•	confinement continues for at least 60 consecutive days; and

•	confinement begins at least {one} year{s} after the Contract Date; and

•	confinement is recommended in writing by a Physician; and

•	We receive the Withdrawal request and the Physician’s recommendation no later than 90 days following the date the confinement has ceased.

Any payment made under this provision of Your Contract will not be subject to Withdrawal Charges. Any applicable Interest Adjustment or Equity Adjustment will still apply.

A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below:

•	“Convalescent Care Facility” means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for Our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement.

Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

•	“Hospice Facility” means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than six months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified or registered in accordance with State law.

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Athene Annuity and Life Company

•	“Hospital” means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.).

Hospital does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency.

“Physician” for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be You, an Owner, a Beneficiary, or a member of Your, an Owner’s, or a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their spouses, domestic partners or civil union partners. “State” for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.

We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at Our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of Our Physician will prevail.

This provision will terminate upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract by the surviving spouse.

Denial of Waiver

If a waiver claim is denied by Us, the Withdrawal will not be disbursed until the Owner is notified of the denial and provided the opportunity to accept or reject the Withdrawal proceeds after any Withdrawal Charge.

Termination

Termination of this Contract shall not prejudice the waiver of any Withdrawal Charges while this Confinement Waiver was in force.

Erik H. Askelsen
Secretary

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Athene Annuity and Life Company

TERMINAL ILLNESS WAIVER OF WITHDRAWAL CHARGES

This Endorsement

This Endorsement is part of Your base annuity Contract and is subject to all terms, conditions and provisions contained in Your Contract. Any capitalized terms not defined in this Endorsement are defined in the Contract. To the extent there are any conflicts between the provisions of this Endorsement and the provisions of Your Contract, the provisions of this Endorsement will control. The effective date of this Endorsement is the Contract Date.

Terminal Illness Waiver

After the {first} Contract Year and on or before the Annuity Date and before the date the Death Benefit becomes payable under the Contract, You may request a payment equal to an amount up to Your Contract’s Interim Value if, at the time of the request, all of the following requirements are met:

•	any Owner, (or if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness; and

•	the initial diagnosis occurs at least {one} year{s} after the Contract Date; and

•	the Withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification.

Any payment made under this provision of Your Contract will not be subject to Withdrawal Charges. Any applicable Interest Adjustment or Equity Adjustment will still apply.

“Terminal Illness” means an illness that is expected to cause death within 12 months.

“Physician” for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be You, an Annuitant, a Beneficiary, or a member of Your, an Annuitant’s, or a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their spouses, domestic partners or civil union partners. “State” for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa.

We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that We designate at Our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of Our Physician will prevail.

This provision will terminate upon the change or addition of an Owner (or if the Owner is a non-natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract by the surviving spouse.

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Athene Annuity and Life Company

Denial of Waiver

If a waiver claim is denied by Us, the Withdrawal will not be disbursed until the Owner is notified of the denial and provided the opportunity to accept or reject the Withdrawal proceeds after any Withdrawal Charge.

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Athene Annuity and Life Company

Termination

Termination of this Contract shall not prejudice the waiver of any Withdrawal Charges while this Terminal Illness Waiver was in force.

Erik H. Askelsen Secretary

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Athene Annuity and Life Company

Contract Schedule

Contract Number:	{Speciman}	Purchase Payment:	{$10,000.00}
Annuitant:	{John Doe}	Age: {35}	Gender:	{Male}
{Joint Annuitant:	{Jane Doe}}	{Age: {35}}	{Gender:	{Female}}
Owner:	{John Smith}	Age: {75}	Gender:	{Male}
{Joint Owner:	{Jane Smith}}	{Age: {75}}	{Gender:	{Female}}
Contract Date:	{01/10/2018}	Annuity Date: {01/10/2058}
Maximum Issue Age:	{84}

Withdrawal Charge Rate Schedule		Free Withdrawal Percentage Schedule

{Contract Year	Rate	{Contract Year	Rate

1	8.00%	1	10.00%

2	8.00%	2	10.00%

3	7.00%	3	10.00%

4	6.00%	4	10.00%

5	5.00%	5	10.00%

6	4.00%	6	10.00%

7 or more	0.00%}	7 or more	100.00%}

Annuity Tables

The guaranteed monthly income rates for the Settlement Options are set forth in the tables below and are based on an interest rate of {1.50}% and where lifespan affects the payout, the {2012 ANB IAM Period Table developed by the Society of Actuaries, with gender-specific rates, and with 3 years of generational mortality improvement applied using Projection Scale G2}. If We are required to use the same income rates for males and females, the guaranteed monthly income rates for the Settlement Options where lifespan affects the payout assume that Annuitants are 60% female and 40% male. We may offer guaranteed monthly income rates that are more favorable than those contained in Your Contract.

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Athene Annuity and Life Company

Males - Option One, Two and Three Monthly Income Rates per $1,000

Period Certain & Life

Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund

60	{3.66	3.65	3.61	3.56	3.47	3.36

65	4.23	4.21	4.15	4.04	3.87	3.78

70	5.05	5.01	4.87	4.63	4.28	4.34

75	6.26	6.16	5.82	5.28	4.60	5.10

80	8.13	7.82	6.95	5.81	4.76	6.14

85+	N/A	10.11	8.00	6.09	4.81	N/A}

Females - Option One, Two and Three Monthly Income Rates per $1,000

Period Certain & Life

Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund

60	{3.48	3.47	3.45	3.41	3.35	3.24

65	4.00	3.99	3.94	3.86	3.73	3.63

70	4.71	4.69	4.59	4.42	4.15	4.14

75	5.76	5.69	5.46	5.05	4.51	4.81

80	7.37	7.17	6.55	5.64	4.72	5.72

85+	N/A	9.22	7.64	6.01	4.80	N/A}

Non gender-specific - Option One, Two and Three Monthly Income Rates per $1,000

Period Certain & Life

Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund

60	{3.55	3.54	3.52	3.47	3.40	3.29

65	4.09	4.08	4.03	3.93	3.79	3.69

70	4.85	4.82	4.71	4.51	4.21	4.22

75	5.96	5.88	5.61	5.15	4.55	4.93

80	7.67	7.44	6.72	5.71	4.74	5.89

85+	N/A	9.58	7.79	6.05	4.80	N/A}

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Athene Annuity and Life Company

Option Five Monthly Income Rates per $1,000 of Proceeds

Number of Years	Monthly Payment

5	{17.28

10	8.96

15	6.20

20	4.81

25	3.99

30	3.44}

Erik H. Askelsen Secretary

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Athene Annuity and Life Company

Segment Contract Schedule

{Segment Allocation Guidelines

On the Contract Date, you may select:

•	Up to {1} Fixed Segment Option{s};
•	Up to {7} Buffer Segment Option{s};
•	Up to {1} Buffer Multi-Index Segment Option; and
•	Up to {6} Floor Segment Option{s}.}

{Substitution of an Index

If an Index is discontinued, if We are unable to utilize it in any Segment, or if the calculation of the Index is changed substantially, We will substitute a suitable index for that Index and notify You of the change at Your last known address on file with Us. Any substitute index will be submitted for prior approval to the insurance regulatory authority of the state in which Your Contract is issued.}

{Holding Account Fixed Interest Rate: 1.00%}

{Segment Start Date: {10th} of {February}}

{Segment Fee: 0.95%}

{Fixed Segment Option}

Segment Term Period	Minimum Annual Interest Rate
{1} Year{s}	{0.25}%

{Buffer Segment Options}

Index	Segment Term Period	Buffer Rate	Minimum Cap Rate	{Maximum Annual Spread}	Minimum Participation Rate
{x Index}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{y Index}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{z Index}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{x Index}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{y Index}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{z Index}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{x Index}	{6} Year{s}	{20.00}%	{12.00}%	{1.00}%	{100}%

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Athene Annuity and Life Company

{Buffer Multi-Index Segment Option}

Index	Index Allocation Percentage	Segment Term Period	Buffer Rate	Minimum Cap Rate	{Maximum Annual Spread}	Minimum Participation Rate
Index 1 {x Index}	Allocation 1 {50%}
Index 2 {y Index}	Allocation 2 {30%}	{6} Year{s}	{10.00}%	{12.00}%	{1.00}%	{100}%
Index 3 {z Index}	Allocation 3 {20%}

{Floor Segment Options}

Index	Segment Term Period	Floor Rate	Minimum Cap Rate	{Maximum Annual Spread}	Minimum Participation Rate
{x Index}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{y Index}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{z Index}	{1} Year{s}	{10.00}%	{2.00}%	{1.00}%	{100}%
{x Index}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{y Index}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%
{z Index}	{2} Year{s}	{10.00}%	{4.00}%	{1.00}%	{100}%

{Fixed Segment Option}

Segment Term Period	Initial Segment Term Bailout Annual Interest Rate
{1} Year{s}	{0.25}%

{Buffer Segment Options}

Index	Segment Term Period	Initial Segment Term Bailout
		Cap Rate	Participation Rate
{x Index}	{1} Year{s}	{2.00}%	{100}%
{y Index}	{1} Year{s}	{2.00}%	{100}%
{z Index}	{1} Year{s}	{2.00}%	{100}%
{x Index}	{2} Year{s}	{4.00}%	{100}%
{y Index}	{2} Year{s}	{4.00}%	{100}%
{z Index}	{2} Year{s}	{4.00}%	{100}%
{x Index}	{6} Year{s}	{12.00}%	{100}%

{Buffer Multi-Index Segment Option}

Index	Index Allocation Percentage	Initial Segment Term Bailout
		Cap Rate	Participation Rate
Index 1 {x Index} Index 2 {y Index} Index 3 {z Index}	Allocation 1 {50%} Allocation 2 {30%} Allocation 3 {20%}	{12.00}%	{100}%

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Athene Annuity and Life Company

{Floor Segment Options}

Index	Segment Term Period	Initial Segment Term Bailout

		Cap Rate	Participation Rate
{x Index}	{1} Year{s}	{2.00}%	{100}%
{y Index}	{1} Year{s}	{2.00}%	{100}%
{z Index}	{1} Year{s}	{2.00}%	{100}%
{x Index}	{2} Year{s}	{4.00}%	{100}%
{y Index}	{2} Year{s}	{4.00}%	{100}%
{z Index}	{2} Year{s}	{4.00}%	{100}%

{Index X Disclosure}

{Index Y Disclosure}

{Index Z Disclosure}

Erik H. Askelsen Secretary

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